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                                                                    EXHIBIT 23.6

                          Independent Auditors' Consent

The Board of Directors
IMAKE Software & Services, Inc. and IMAKE Consulting, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-4/A (Amendment No. 1) of 24/7 Media, Inc. of our report dated March 14, 2000, relating to the combined balance sheets of the media divisions of IMAKE Software & Services, Inc. and IMAKE Consulting, Inc. as of December 31, 1999 and 1998, and the related combined statements of operations, division equity (deficit) and cash flows for the years then ended, which report appears in the Current Report on Form 8-K/A of 24/7 Media, Inc. dated March 28, 2000, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the joint proxy statement-prospectus.

                                                  /s/KPMG LLP
                                                  KPMG LLP


McLean, Virginia
May 23, 2000